Exhibit 13.1

CERTIFICATION

In connection with this Annual Report on Form 20-F of D.E MASTER BLENDERS N.V. (the “Company”) for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michiel Herkemij, the Chief Executive Officer of the Company and Michel Cup, the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Date: October 11, 2012

/s/ Michiel J. Herkemij

Michiel J. Herkemij
Chief Executive Officer

/s/ Michel M. G. Cup

Michel M. G. Cup
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to D.E MASTER BLENDERS 1753 N.V. and will be retained by D.E MASTER BLENDERS 1753 N.V. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Report or as a separate disclosure document.